UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. ___)

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Filed by a Party other than the Registrant	[ ]

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[ ]	Preliminary Proxy Statement
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[x]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

WIRELESS TELECOM GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WIRELESS TELECOM GROUP, INC.

25 Eastmans Road

Parsippany, NJ 07054

(973) 386-9696

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on June 4, 2020

To the Shareholders of Wireless Telecom Group, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Wireless Telecom Group, Inc., a New Jersey corporation (the “Company”), will be held on Thursday June 4, 2020 at 8:00 a.m., Eastern Time (the “Meeting”). Due to the public health impact of the Coronavirus pandemic and so that we may support the health and well-being of our employees and shareholders, the board of directors has directed that the Meeting be held as a “virtual meeting” via live webcast so long as permissible under New Jersey law.

As of the date of this notice, there is in effect a state of emergency declared by the Governor of the State of New Jersey related to the Coronavirus pandemic. This allows the Company to hold a virtual annual meeting of shareholders. You will be able to attend the Meeting virtually and to vote and submit questions during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/WTT2020 and entering the 16-digit control number provided in these proxy materials.

We are actively monitoring the situation surrounding the Coronavirus pandemic and we are sensitive to the public health and travel concerns of our shareholders and the protocols that federal, state and local governments may impose. If it is not then legally permissible to hold a completely virtual Meeting under New Jersey law (because there is not currently a state of emergency in effect in New Jersey), we will announce alternative arrangements for the Meeting as promptly as practicable, which may include holding the Meeting as a “hybrid” meeting, meaning that the Meeting will be held in person with concurrent participation by remote means for shareholders who are not physically present. Any such change will be announced via press release and website posting, as well as the filing of additional proxy materials with the Securities and Exchange Commission.

The Meeting is being held for the following purposes:

1.	Election of seven directors named in the accompanying Proxy Statement to serve for a one-year term and until their respective successors are elected and qualified;

2.	Approval of an advisory vote on the Company’s executive compensation;

3.	Ratification of the selection of PKF O’Connor Davies, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

4.	Transaction of such other business as may properly come before the Meeting and any adjournment thereof.

The close of business on April 17, 2020 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.

Regardless of whether you choose to attend the virtual Meeting, we encourage you to vote prior to the Meeting by completing, dating, signing and returning the proxy card sent to you, or by voting online or by telephone, following the instructions contained on the proxy card. Voting online, by telephone or by returning the proxy card does not deprive you of your right to attend the virtual Meeting and to vote your shares at the Meeting. Shareholders who execute proxies retain the right to revoke them at any time prior to the voting by (i) filing written notice of such revocation with the Secretary of the Company, (ii) submitting a duly executed proxy bearing a later date, or (iii) voting at the Meeting. Participation at the Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to: Michael Kandell, Secretary, Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey 07054.

By	Order of the Board of Directors,

Michael Kandell
Secretary

Dated: April 17, 2020

Important Notice Regarding the Availability of Proxy Materials For the June 4, 2020 Shareholder Meeting: The Company’s notice of annual meeting of shareholders, proxy statement and Annual Report are available on the internet at http://www.proxyvote.com.

PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS. WE RECOMMEND THAT YOU SUBMIT YOUR PROXY TO VOTE YOUR SHARES AS SOON AS POSSIBLE. YOUR VOTE VERY IS IMPORTANT TO US.

Internet	Telephone	Mail	Webcast

Visit the Web site noted on your proxy card.	Use the toll-free telephone number on your proxy card.	Sign, date and return your proxy card in the enclosed envelope to vote by mail.	Participate in the meeting and vote electronically at www.virtualshareholdermeeting.com/WTT2020.

WIRELESS TELECOM GROUP, INC.

25 Eastmans Road

Parsippany, NJ 07054

(973) 386-9696

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 4, 2020

This proxy statement and accompanying proxy card are furnished in connection with the solicitation by the board of directors of Wireless Telecom Group, Inc., a New Jersey corporation (the “Company”), of proxies in the enclosed form for the Annual Meeting of Shareholders (the “Meeting”) on Thursday June 4, 2020 at 8:00 a.m. Eastern Time and for any adjournment or adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. The persons named in the enclosed proxy form will vote the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for which they are appointed in accordance with the directions of the shareholders appointing them. The date on which this proxy statement and the accompanying form of proxy will first be mailed to the Company’s shareholders is April 22, 2020. Copies of the Company’s Annual Report to Shareholders containing audited financial statements of the Company for the fiscal year ended December 31, 2019, are being mailed together with this proxy statement to all shareholders entitled to notice of and to vote at the Meeting.

SUMMARY

This summary highlights information contained in the proxy statement. It does not include all of the information that you should consider prior to voting, and we encourage you to read the entire document prior to voting.

Shareholders are being asked to vote on the following matters at the 2020 Meeting:

Our Board’s Recommendation
ITEM 1. Election of Directors

Our board of directors and the Nominating and Corporate Governance Committee of the board believe that the seven director nominees possess the necessary qualifications, attributes, skills and experiences to provide quality advice and counsel to our management and effectively oversee the business and the long-term interests of our shareholders.	FOR each Director Nominee

ITEM 2. Advisory Vote to Approve Executive Compensation

We seek a non-binding advisory vote to approve the compensation of our named executive officers as described in the Executive Compensation section of the Proxy Statement beginning on page 15. The board values our shareholders’ opinions, and the Compensation Committee of the board will take into account the outcome of the advisory vote when considering future executive compensation decisions.	FOR

ITEM 3. Ratification of the Appointment of PKF O’Connor Davies, LLP as the Company’s Independent Registered Public Accounting Firm

The Audit Committee of the board believes that the retention of PKF O’Connor Davies, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 is in the best interest of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s selection of the independent registered public accounting firm.	FOR

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QUESTIONS AND ANSWERS ABOUT THE VIRTUAL MEETING AND VOTING

How can I participate in the Virtual Meeting?

It is our intention that this year our Meeting will be a completely virtual meeting. There will be no physical meeting location. Our board of directors has directed this in light of the public health impact of the Coronavirus (COVID-19) pandemic and the related state of emergency declared in New Jersey. The Meeting will be a completely virtual meeting so long as permitted by New Jersey law. See below “What if the Company is not permitted to have a completely virtual meeting?” for further information.

To participate in the Meeting, visit www.virtualshareholdermeeting.com/WTT2020 and enter the 16-digit control number included on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 7:30 a.m., Eastern Time (“ET”), on June 4, 2020. The meeting will begin promptly at 8:00 a.m. ET on June 4, 2020.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plug-ins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

If you wish to submit a question, during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/WTT2020, and follow the instructions in the virtual meeting platform for submitting a question. Questions pertinent to meeting matters will be answered during the Meeting, subject to time constraints.

If you encounter any technical difficulties with the virtual meeting platform on the Meeting day either during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting platform log in page.

Who is entitled to vote at the Meeting?

You are entitled to vote at the Meeting if you owned shares of our Common Stock as of the close of business on April 17, 2020 (the “Record Date”). Each share of our Common Stock entitles the holder of such share on the Record Date to one vote on each matter submitted to the shareholders at the Meeting.

On the Record Date, there were 21,647,571 shares of Common Stock outstanding and entitled to be voted at the Meeting. A complete list of shareholders of record entitled to vote at the Meeting will be available for inspection by any shareholder for any purpose germane to the Meeting at the Meeting.

The presence, virtually or by proxy, of the holders of a majority of the voting power of our outstanding stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. A quorum is required for the Company’s shareholders to conduct business at the Meeting.

How do I vote at the Virtual Meeting?

If you own Common Stock and your shares are registered directly in your name, then you are the “record holder” of the shares, and you may vote your shares before the Meeting by following the instructions on your proxy card, or you may vote your shares at the Meeting by completing a ballot online during the meeting through the virtual shareholder meeting platform at www.virtualshareholdermeeting.com/WTT2020. If your shares are held in the name of your brokerage firm, bank or other nominee, then you are considered the “beneficial owner” of shares held in street name, and you should receive instructions from your brokerage firm, bank or other nominee that must be followed in order for your shares to be voted based on your instructions. Brokerage firms, banks and other nominees typically have a process for their beneficial holders to provide voting instructions online or by telephone. If you hold your shares in street name and wish to vote at the virtual Meeting, please obtain instructions on how to vote at the meeting from your broker, bank or other nominee.

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If you are a shareholder of record there are four ways to vote:

Voting by Mail. By signing the proxy card and returning it in the postage-prepaid and addressed envelope enclosed with these proxy materials, you are authorizing the individuals named on the proxy card to vote your shares at the Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Meeting virtually so that your shares will be voted even if you later find yourself unable to attend the Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards that you receive to ensure that all of your shares are voted.

Voting at the Virtual Meeting. If you plan to attend the virtual Meeting and to vote during the meeting, we will provide you with an online ballot during the Meeting through the virtual shareholder meeting platform at www.virtualshareholdermeeting.com/WTT2020. To vote at the meeting, please follow the instructions on your proxy card. We recommend you vote by proxy even if you plan to attend the Meeting. You can always change your vote at the meeting.

Voting by Telephone. To vote by telephone, please follow the voting instructions and use the toll-free telephone number on your proxy card. If you are a record holder and you vote by telephone, you do not need to complete and mail a proxy card.

Voting Online. If you wish to vote your shares online, please follow the instructions included on your proxy card. If you are a record holder and you vote online, you do not need to complete and mail a proxy card.

How to vote if you are a “beneficial owner” of shares held in street name:

Shares that are held in a brokerage account in the name of the broker or by a bank or other nominee are held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker, bank, or other nominee. If you hold your shares in street name and wish to vote at the meeting, please obtain instructions on how to vote at the meeting from your broker, bank, or other nominee.

Can I change my vote?

Any shareholder of record delivering a proxy has the power to change or revoke it at any time before it is voted by: (i) filing written notice of such revocation with the Secretary of the Company, (ii) submitting a duly executed proxy bearing a later date, or (iii) voting at the Meeting. Please note, however, that any beneficial owner of our Common Stock whose shares are held in street name may (a) revoke his or her proxy and (b) attend and vote his or her shares at the virtual Meeting only in accordance with applicable rules and procedures that may then be employed by such beneficial owner’s brokerage firm or bank.

What Proposals am I being asked to vote on at the Virtual Annual Meeting and what is required to approve each proposal?

You are being asked to vote on three proposals:

•	Proposal 1 – Election of seven proposed nominees as directors;

•	Proposal 2 – Approval, in a non-binding advisory vote, of the Company’s executive compensation; and

•	Proposal 3 – Ratification of the appointment of our independent registered public accounting firm.

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In voting with regard to Proposal 1, you may vote in favor of each nominee, withhold authority to vote in favor of one or more nominees, or abstain from voting. Directors will be elected by a plurality of the votes cast by holders of our shares present virtually or represented by proxy at the Meeting and entitled to vote on Proposal 1, provided a quorum is present.

In voting with regard to Proposal 2, you may vote in favor of the proposal, against the proposal, or abstain from voting. The vote required to approve Proposal 2 is a majority of the voting power of our shares present virtually or represented by proxy at the Meeting and entitled to vote on Proposal 2, provided a quorum is present.

In voting with regard to Proposal 3, you may vote in favor of the proposal, against the proposal, or abstain from voting. The vote required to approve Proposal 3 is a majority of the voting power of our shares present virtually or represented by proxy at the Meeting and entitled to vote on Proposal 3, provided a quorum is present.

Effect of Abstentions. If a shareholder abstains from voting, those shares will be counted only for purposes of determining whether a quorum is present. Abstentions will not be considered in determining the number of votes cast on a particular matter.

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Meeting other than those stated in this proxy statement. If any other matters are properly brought before the Meeting, your proxy gives discretionary authority to the persons named as proxies to vote the shares represented thereby in their discretion.

What happens if I don’t return my proxy card or vote my shares?

If you hold your shares directly, your shares will not be voted if you do not return your proxy card, vote online or by telephone prior to the meeting, or vote online at the virtual Meeting. If your shares are held in the name of a bank or brokerage firm (i.e., in “street name”) and you do not vote your shares, your bank or brokerage firm can only vote your shares in their discretion for proposals which are considered “routine” proposals. Proposal 3, the ratification of the appointment of our independent registered public accounting firm, is considered a routine proposal, and therefore we do not expect any “broker non-votes” (as defined below) on Proposal 3.

Brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the broker for proposals which are considered “non-discretionary” (i.e., a “broker non-vote”). Proposals 1 and 2 are non-discretionary proposals. Broker non-votes will be counted for the purpose of determining if a quorum is present but will not be considered as shares entitled to vote on Proposals 1 and 2. Broker non-votes will have no effect on the outcome of those proposals.

What happens if I sign, date and return my proxy card but do not specify how to vote my shares?

If a signed proxy card is received which does not specify a vote or an abstention, then the shares represented by that proxy card will be voted FOR the election of all seven director nominees, FOR the approval of the Company’s executive compensation, and FOR the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2020.

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Who pays for the cost of this proxy solicitation?

We will bear the cost of preparing, printing and filing the proxy statement and related proxy materials. In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees, in person and/or by telephone, email and facsimile. Our directors, officers and other employees will not receive compensation for such services other than regular director or employee compensation. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies.

What if the Company is not permitted to have a completely virtual annual meeting?

As indicated above, as of the date of this proxy statement, there is in effect a state of emergency declared by the Governor of the State of New Jersey related to the Coronavirus (COVID-19) pandemic. Under New Jersey law, a New Jersey corporation, like the Company, may hold a completely virtual annual meeting of shareholders during a state of emergency declared by the Governor. In the event that the Company learns that there will not be a state of emergency at the time of the Meeting, the Company will announce alternative arrangements for the Meeting as promptly as practicable. The alternative arrangements may include holding the Meeting as a “hybrid” meeting, meaning that the Meeting will be held in person with concurrent participation by remote means for shareholders who are not physically present. Even at a hybrid meeting, shareholders participating by remote means will be able to submit questions during the Meeting, as described above, and to vote at the Meeting, as described above. Any change from a completely virtual meeting will be announced via press release and website posting, as well as with the filing of additional proxy materials with the Securities and Exchange Commission.

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PROPOSAL 1

ELECTION OF DIRECTORS

General

The Company’s By-laws provide that the Company’s board of directors shall consist of up to nine members. The number of directors constituting the Company’s board of directors, as determined by the Company’s board of directors, is currently fixed at seven. At the meeting, the Company’s shareholders will be asked to vote for the election of seven nominees to serve on the Company’s board of directors for a one year term and until their respective successors are elected and qualified. Shareholders may not vote for a greater number of persons than the number of nominees named.

If a proxy is properly executed but does not contain voting instructions, it will be voted “FOR” the election of each of the nominees named below as a director of the Company. Proxies can be voted only for persons who are nominated in accordance with applicable law and the procedures set forth in the Company’s By-laws. Management has no reason to believe that any of the nominees named below will be unable to serve as a director. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxies may be voted for such substitute nominees as the Company’s board of directors may designate.

Director Nominees and Executive Officers of the Company

Set forth below is information with respect to each of the current directors and executive officers of the Company. All directors, except Mr. Manko, are currently serving one year terms and were previously elected by the shareholders. Mr. Manko was appointed by the board of directors on June 27, 2019 to fill a vacancy on the board and to serve until the 2020 annual meeting of shareholders.

Name	Age	Position(s)
Alan L. Bazaar	50	Chairman of the Board
Joseph Garrity	64	Director
Mitchell Herbets	63	Director
Joseph M. Manko Jr.	54	Director
Michael Millegan	61	Director
Allan D.L. Weinstein	49	Director
Timothy Whelan	54	Director, Chief Executive Officer
Michael Kandell	44	Chief Financial Officer and Secretary
Daniel Monopoli	39	Chief Technology Officer

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Alan L. Bazaar became a director of the Company in June 2013 and was elected Chairman of the board of directors in April 2014. Mr. Bazaar is currently the Chief Executive Officer of Hollow Brook Wealth Management LLC, a position he has held since November 2013, where he is responsible for firm-wide operations, investment research, and portfolio management. Mr. Bazaar is currently serving as a director of PDL BioPharma Inc., a public company engaged in development of innovative therapeutics and healthcare technologies. Mr. Bazaar served as a director of Hudson Global Inc. from June 2015 to May 2019 and a director of Sparton Corp. from May 2016 until the completion of its sale in March 2019. Mr. Bazaar served as a director of LoJack Corporation from March 2015 until the completion of its sale in March 2016. Mr. Bazaar was formerly a director of NTS, and served from December 2012 until the completion of its sale in June 2014. From 2004 until April 2008, Mr. Bazaar served as a director of Media Sciences International, Inc., which manufactured and distributed business color printer supplies and industrial ink applications in the United States. From July 1999 until December 2009, Mr. Bazaar was a Managing Director and Portfolio Manager at Richard L. Scott Investments, LLC where he co-managed the public equity portfolio and was responsible for all elements of due diligence. Previously, Mr. Bazaar served as a director of Airco Industries, Inc., a privately held manufacturer of aerospace products, and was employed by Arthur Andersen LLP in the Assurance and Financial Buyer’s Practices group and in the Business Fraud and Investigation Services Unit. Mr. Bazaar received an undergraduate degree in History from Bucknell University and a Master of Business Administration from the Stern School of Business at New York University. Mr. Bazaar is also a Certified Public Accountant (“CPA”). The Company believes that Mr. Bazaar’s successful track record as an accomplished business leader with significant experience as Chief Executive Officer and service on public company boards qualifies him to serve on the Company’s board of directors.

Joseph Garrity became a director of the Company in July 2007. From 2011 to present, Mr. Garrity has served as the co-founder, COO/CFO of Salem Global Partners, Inc., a strategic recruiting and consulting company serving the financial services industry. Mr. Garrity served in various capacities from 1991 to 2005 including: Executive Vice President, Chief Financial Officer, Chief Operating Officer and Director of 4 Kids Entertainment, a licensing company involved in film and television production, and a New York Stock Exchange-listed company at the time. For more than six years prior to such time, Mr. Garrity was a Senior Audit Manager for Deloitte & Touche LLP serving U.S. and multinational public companies. Mr. Garrity is a member of the board of directors of AGB Search, Inc., a higher education executive search firm, and a trustee of the Central Harlem Initiative for Learning and Development and Saint Michael’s College. Mr. Garrity has over 20 years of experience in executive financial management and is a CPA and a member of the New York State Society of CPAs and the AICPA. Mr. Garrity received an undergraduate degree in economics from Saint Michael’s College and a Master of Science in Accounting from Pace University. Mr. Garrity’s significant tenure as the chief financial officer of a public company, as well as his financial background, qualifies him to serve on the Company’s board of directors and as a financial expert on the Company’s audit committee.

Mitchell Herbets became a director of the Company in June 2015. Mr. Herbets currently serves as Chairman of Thales Defense and Security, Inc., a global technology company that provides advanced technology equipment to the U.S. defense and federal technology markets. In February 2018, Mr. Herbets became Chairman of Photonis Defense, Inc., a privately held technology company specializing in photo sensor imaging. In June 2019 he become the Chairman of Orolia Defense Inc., a privately held global leader in position, navigation and timing technology. From 2000 to 2010, Mr. Herbets served as the President & CEO of Thales. He joined Thales in 1987 and served in a number of senior executive positions, including leadership roles in program management, engineering, and business development prior to serving as CEO. Prior to joining Thales, Mr. Herbets’ career included four years of service with the U.S. Army with the final rank of Captain. He holds a Bachelor’s degree in Electrical Engineering from Lehigh University and a Master’s in Business Administration from George Washington University. Mr. Herbets’ experience as the CEO of a technology company, in addition to his significant technical expertise in wireless communications and his background in the defense industry, qualifies him to serve on the Company’s board of directors.

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Joseph M. Manko, Jr. became a director of the Company on June 27, 2019 when he was appointed by the board of directors to fill a vacancy on the board. Mr. Manko is the Managing Member and Senior Principal of Horton Capital Management, LLC, an investment manager, positions he has held since March 2013. Mr. Manko has also been a minority owner and a Managing Director at Mufson Howe Hunter & Co., LLC, a boutique investment bank focusing on middle-market companies, since June 2011. Prior to that, Mr. Manko was Partner and Chief Executive Officer of Switzerland-based BZ Fund Management Limited, where he was responsible for corporate finance, private equity investments, three public equity funds and the firm’s Special Situations and Event-Driven strategies, from January 2005 to December 2010. Mr. Manko was a Managing Director with Deutsche Bank AG, an investment bank in London, from September 1997 to December 2004. Earlier in his career, Mr. Manko served as a Vice President at Merrill Lynch & Co, Inc., an investment bank, from September 1995 until September 1997, and as a corporate finance attorney at Skadden, Arps, Slate, Meagher & Flom LLP, a law firm, from November 1991 until September 1995. Mr. Manko has served on the board of directors of Repro-Med Systems, Inc., a leading developer and manufacturer of medical devices and supplies, since May 2016 and as Lead Director since July 2018. Mr. Manko also served as a director of Safeguard Scientifics, Inc., a venture capital firm focused in healthcare, financial services and digital media, since March 2019. Mr. Manko has also served on the board of directors of Creative Realities, Inc., a marketing technology company from 2018 until earlier in 2020, and several European biotechnology companies, including NovImmune, S.A. from 2006 until 2010. Mr. Manko received his Juris Doctorate from the University of Pennsylvania Law School and his Bachelor’s degree from University of Pennsylvania. Mr. Manko’s experience on the boards of multiple public companies, his experience in the capital markets and public investing and his participation in numerous successful shareholder value creation strategies and monetizations qualify him to serve on the Company’s board of directors.

Michael Millegan became a director of the Company on November 13, 2016. Mr. Millegan was President of Verizon Global Wholesale group, a business unit of Verizon Communications, where he focused on global carrier, wireless and cable company network requirements from 2007 until his retirement in December 2013. During this time, he served as a member of the Verizon Leadership Committee which focused on operational performance. Prior to that, Mr. Millegan was Senior Vice President/Market President for Verizon’s Midwest Operations and Senior Vice President Enterprise/Wholesale business unit, which focused on over 300 large enterprise customers. Mr. Millegan also led the Logistics/Supply Chain business unit as the Senior Vice President from 2000 to 2004. Mr. Millegan served on the advisory board of FINSPHERE, a leader in mobile identity authentication enabling financial institutions and mobile network operators to protect against credit card fraud. In addition, Mr. Millegan is an advisor to WINDPACT, an innovative sports technology company developing protective gear to minimize sports related concussive head trauma. Mr. Millegan serves on the board of directors of the Virginia Mason Foundation, a division of the Virginia Mason Health System responsible for enhancing the level of philanthropic support of Virginia Mason Health System. In 2019, Mr. Millegan joined the board of directors of Portland General Electric, one of the largest public utilities in the pacific northwest as well as Vettd, a company that develops AI-based software solutions for the human resource industry. He holds a Bachelor’s and Master’s degree in Business Administration from Angelo State University. Mr. Millegan’s experience as an executive at Verizon and advisor to multiple technology companies qualifies him to serve on the Company’s board of directors.

Allan D.L. Weinstein became a director of the Company on November 9, 2016. Mr. Weinstein is the co-founder and Managing Partner of Gainline Capital Partners LP., a private equity firm. Prior to co-founding Gainline in 2015, he was a Managing Partner of CAI Private Equity, a private equity firm, which he joined in 2012. While at CAI, Mr. Weinstein served on the firm’s Investment Committee and was a partner in CAI’s management company. Before joining CAI, Mr. Weinstein was a Managing Director at New York-based private equity firm Lincolnshire Management, Inc., where he was employed for nearly 18 years. Among other responsibilities at Lincolnshire, he served as interim Chief Financial Officer of a portfolio company and led a transaction that in 2007 won Private Equity Deal of the Year from the Los Angeles Venture Association. Mr. Weinstein began his career with Fleet Bank, and he has served as a director or officer of numerous privately held companies, including CSAT Solutions, Prince Sports, Bankruptcy Management Solutions and Shred-Tech Corporation, Inc. He is currently on the Board of Directors of iES-Mach, a privately held company providing grid relationship management software and demand response services to large commercial energy consumers, and Southern Motion, Inc. a privately held leader in design and innovation in motion furniture. Mr. Weinstein has a Bachelor’s degree in History and Economics from Vassar College. Mr. Weinstein’s experience in private equity and service on boards of multiple companies qualifies him to serve on the Company’s board of directors.

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Timothy Whelan was appointed Chief Executive Officer of the Company effective June 30, 2016, and has served as a director of the Company since March 2015. Before assuming the role of the Company’s CEO, Mr. Whelan was Managing Director of Echo Financial Business Consulting Group, a privately held financial and operational consulting firm he co-founded in February 2014. Mr. Whelan served as President and Chief Operating Officer of IPC Systems, Inc., a company that provides and services voice communication systems for the financial services industry, from 2009 to 2013. Mr. Whelan served as Executive Vice President and Chief Financial Officer of IPC Acquisition Corp./IPC Systems Holdings Corp. from 2001 to 2009 and also served as its Principal Accounting Officer from 2001 to 2009. From July 2000 to December 2001, Mr. Whelan served as Divisional Chief Financial Officer of Global Crossing’s Financial Markets division. From May 1999 to June 2000, Mr. Whelan served as Vice President of Finance at IPC Information Systems, Inc. and IXnet. Mr. Whelan is a CPA and previously worked for Ernst & Young from 1992 to 1999. He previously spent four years as a U.S. Naval Officer. Mr. Whelan is currently a director of the NY Metropolitan chapter of the USO. He has a Bachelor of Science degree in Accounting from Villanova University. Mr. Whelan’s significant tenure as a chief financial officer and chief operating officer, his experience managing all aspects of the financial management of a company, as well as his experience in IT services, technology and telecommunications industries, qualifies him to serve on the Company’s board of directors.

Michael Kandell was appointed to serve as Chief Financial Officer effective January 2, 2017. Prior to joining the Company, Mr. Kandell worked at Avaya, Inc., a multinational technology company specializing primarily in unified communication and contact center products and services, from 2010, most recently serving as Senior Director of Accounting. Prior to Avaya, Mr. Kandell worked at Precision Partners, Inc., an advanced manufacturing and engineering services company, from 2006 to 2010 as assistant corporate controller and, prior to that, from 1997 to 2004 at Ernst & Young LLP in various roles in the audit and assurance practice. He received his Bachelor of Science degree in accounting from College of New Jersey. Mr. Kandell is a Certified Public Accountant.

Daniel Monopoli was appointed to serve as Chief Technology Officer effective June 30, 2017. Mr. Monopoli was most recently General Manager of the Company’s Test and Measurement segment serving in that capacity since September 2015. Prior to joining the Company Mr. Monopoli held various positions of increasing responsibility at Teledyne LeCroy, a leading provider of test and measurement solutions in the telecommunications industry, from July 2002 to April 2015. Mr. Monopoli holds an MBA from Columbia University, Master of Engineering in Electrical Engineering degree from Stevens Institute of Technology and a Bachelor of Science in Electrical Engineering from Binghamton University.

There are no family relationships among any of the directors or executive officers of the Company.

Independence of Directors

We apply the standards of the NYSE American exchange (the “NYSE American” or the “New York Stock Exchange”), the stock exchange upon which our Common Stock is listed, for determining the independence of the members of our board of directors and board committees. The Company’s board of directors has determined that all of the Company’s directors, except Mr. Whelan, are currently “independent” in accordance with the applicable listing standards of the New York Stock Exchange as currently in effect. Under applicable New York Stock Exchange rules, Mr. Whelan is not considered independent because he presently serves as the Company’s CEO. The board of directors considered the relationship of Joseph Manko to Horton Capital Management LLC, a 10.2% shareholder of the Company. The board of directors also considered the relationship of Alan Bazaar to Hollow Brook Wealth Management LLC, an 8.7% shareholder of the Company. Mr. Bazaar may be deemed to beneficially own 10.1% of the Company’s outstanding Common Stock, which includes the shares held by Hollow Brook Wealth Management LLC. The Board concluded, consistent with the guidance of the New York Stock Exchange, that this significant stock ownership did not adversely affect Mr. Manko’s or Mr. Bazaar’s independence from management. There were no other relationships between the Company and any of the other directors to be considered by the board of directors in its independence determinations.

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Meetings of the Board of Directors and its Committees

During the fiscal year ended December 31, 2019, the Company’s board of directors held fifteen meetings. The board of directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During the fiscal year ended December 31, 2019, the Audit Committee held five meetings, the Compensation Committee held three meetings and the Nominating and Corporate Governance Committee held one meeting. During the fiscal year ended December 31, 2019, no director attended fewer than 75% of the aggregate of the total number of meetings of the Company’s board of directors (held during the period for which he was a director) and the total number of meetings held by all committees of the Company’s board of directors on which he served (held during the period that he served).

Corporate Governance Guidelines and Committees of the Board of Directors

Our board of directors maintains a formal statement of its responsibilities and corporate governance guidelines to ensure effective governance in all areas of its responsibilities.

The Company’s board of directors has also adopted a written charter for each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each charter is available on the Company’s website at www.wirelesstelecomgroup.com by first clicking on the tab “Investor Relations” then clicking on the tab “Corporate Governance” and then the appropriate link for each committee charter. Except to the extent expressly stated otherwise, information contained on or accessible from our website or any other website is not incorporated by reference into and should not be considered part of this proxy statement.

The Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee provides assistance to the board of directors with respect to its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, independent auditor’s qualifications and independence and performance.

The Audit Committee approves all engagements of any independent public accounting firm by the Company to render audit or non-audit services. Our Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. Our Audit Committee must pre-approve any audit and non-audit related services by our independent registered public accounting firm. During our fiscal year ended December 31, 2019, no services were provided to us by our independent registered public accounting firm other than in accordance with the pre-approval procedures described herein.

During the fiscal year ended December 31, 2019, the members of the Audit Committee were Messrs. Joseph Garrity (Chair), Alan L. Bazaar and Allan D.L. Weinstein.

The Company’s board of directors determined that each of Messrs. Bazaar, Garrity and Weinstein met the independence criteria set forth in the applicable rules of the New York Stock Exchange and the Securities and Exchange Commission (“SEC”), for audit committee membership. The board of directors has also determined that all current members of the Audit Committee possess the level of financial literacy required by applicable rules of the New York Stock Exchange and the SEC. The Company’s board of directors has determined that Mr. Garrity is qualified as an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K.

The purpose of the Compensation Committee is to carry out the overall responsibility of the board of directors relating to the compensation of the Company’s officers and directors and compensation policies, plans and programs. The members of the Compensation Committee during the fiscal year ended December 31, 2019 were Messrs. Millegan (Chair), Herbets, and Weinstein. Joseph Manko was appointed to the Compensation Committee on November 6, 2019. The board of directors has determined that each of Messrs. Millegan (Chair), Herbets, Weinstein, and Manko is currently independent for purposes of the applicable New York Stock Exchange rules.

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The Nominating and Corporate Governance Committee is responsible for establishing criteria for the selection of directors, identifying qualified candidates, recommending the slate of nominees for election to the board and overseeing matters of general corporate governance, including evaluation of the performance and practices of the Company’s board of directors. It is also within the charter of the Nominating and Corporate Governance Committee to review the Company’s management succession plans and executive resources. The members of the Nominating and Corporate Governance Committee during the fiscal year ended December 31, 2019 were Messrs. Bazaar (Chair), Millegan and Garrity. The board of directors has determined that each of Messrs. Bazaar, Millegan and Garrity are currently independent for purposes of the applicable New York Stock Exchange rules.

Code of Business Conduct and Ethics

The Company’s board of directors has adopted a Code of Business Conduct and Ethics (the “Code”) that outlines the principles of legal and ethical business conduct under which the Company does business. The Code, which is applicable to all directors, employees and officers of the Company, is available at the Company’s website at www.wirelesstelecomgroup.com. Any substantive amendment or waiver of the Code may be made only by the Company’s board of directors or a committee of the board of directors, and will be promptly disclosed to the Company’s shareholders on its website. In addition, disclosure of any waiver of the Code will also be made by the filing of a Current Report on Form 8-K with the SEC in accordance with the requirements thereof.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for, among other things, the selection, or the recommendation to the Company’s board of directors for selection, of nominees for election as directors. The Company’s board of directors determines whether the Nominating and Corporate Governance Committee shall make director nominations as a committee or make recommendations to the board of directors with respect to director nominations. In selecting candidates for appointment, election or re-election to the board of directors, the Nominating and Corporate Governance Committee considers the following criteria:

●	Personal and professional ethics and integrity, including a reputation for integrity and honesty in the business community.

●	Experience as an executive officer of companies or as a senior leader of complex organizations, including scientific, government, educational, or large not-for-profit organizations. The committee may also seek directors who are widely recognized as leaders in the fields of technology, wireless systems, or business generally, including those who have received awards and honors in their field.

●	Financial knowledge, including an understanding of finance, accounting, the financial reporting process, and company measures for operating and strategic performance.

●	Fundamental qualities of intelligence, perceptiveness, fairness, and responsibility.

●	Ability to critically and independently evaluate business issues, contributing diverse perspectives or viewpoints, and making practical and mature judgments.

●	A genuine interest in the Company, and the ability to spend the time required to make substantial contributions as a director.

●	No conflict of interest or legal impediment that would interfere with the duty of loyalty to the Company and its shareholders.

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Directors should have varied educational and professional experiences and backgrounds that, collectively, provide meaningful guidance and counsel to management. Diversity of background, including gender, race, ethnic or national origin, age, and experience in business, government, education, international experience and other areas relevant to the Company’s business are factors in the selection process. As a company, we are committed to creating and sustaining a culture of inclusion and fairness. In addition, the Nominating and Corporate Governance Committee reviews the qualifications of the directors to be appointed to serve as members of the committees of the board, including the Audit Committee to ensure that they meet the financial literacy and sophistication requirements under New York Stock Exchange rules and that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.

If the Nominating and Corporate Governance Committee believes that the Company’s board of directors requires additional candidates for nomination, the Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates and will consider recommendations from the Company’s directors and officers.

Shareholder Nominations of Directors

Shareholders may nominate persons for election to our board of directors at a meeting of shareholders in the manner provided in our By-laws, which includes a requirement to comply with certain notice procedures. Nominations shall be made pursuant to written notice addressed to our principal executive offices set forth on page 1 of this proxy statement, and for the Annual Meeting of Shareholders in 2021, must be received not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the 2020 Annual Meeting of Shareholders, or no later than March 7, 2021 and no earlier than February 5, 2021.

Board Leadership Structure and Role in Risk Oversight

The board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. Risk management includes not only understanding company specific risks and the steps management implements to manage those risks, but also what level is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing the appropriate level of risk for the Company. The board of directors meets with management at least quarterly to review, advise and direct management with respect to strategic business risks, operational risks and financial risks, among others. The board of directors also delegates oversight to board committees to oversee selected elements of risk.

The Audit Committee oversees financial risk exposures, including monitoring the integrity of the Company’s financial statements, internal control over financial reporting, and the independence of the Company’s independent registered public accounting firm. The Audit Committee receives periodic internal controls and related assessments from the Company’s finance department. The Audit Committee also assists the board of directors in fulfilling its oversight responsibility with respect to compliance matters and meets at least quarterly with our finance department and independent registered public accounting firm to discuss risks related to our financial reporting function. In addition, the Audit Committee ensures that the Company’s business is conducted with the highest standards of ethical conduct in compliance with applicable laws and regulations by monitoring our Code of Conduct and by directly monitoring the Company’s whistleblower hotline.

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The Compensation Committee participates in the design of compensation structures that create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy as is further described in the Executive Compensation section below. The Company believes its compensation policies and practices for all employees do not create risks that are reasonably likely to have a material adverse effect on the Company.

The Nominating and Corporate Governance Committee oversees governance-related risks by working with management to establish corporate governance guidelines applicable to the Company, and making recommendations regarding director nominees, the determination of director independence, leadership structure and membership on the committees of the board of directors.

The Company separates the roles of CEO and Chairman of the board of directors in recognition of the differences between the two roles. Additionally, having an independent director serve as the Chairman of the board of directors is an important aspect of the Company’s corporate governance policies. All of the members of the board of directors are “independent” within the standards of the New York Stock Exchange, except Mr. Whelan, our CEO. Our board of directors receives periodic presentations from our executive officers regarding our compliance with our corporate governance practices. While our board of directors maintains oversight responsibility, management is responsible for our day-to-day risk management processes. Our board of directors believes this division of responsibility is an effective approach for addressing the risks we face. The independent members of our board of directors, as defined by SEC rules and New York Stock Exchange listing standards, meet in executive sessions in conjunction with regularly scheduled quarterly board meetings. Mr. Alan Bazaar presided over the executive sessions in 2019.

Communications by Shareholders with Directors

The Company encourages shareholder communications to the Company’s board of directors and/or individual directors. Shareholders who wish to communicate with the Company’s board of directors or an individual director should send their communications to the director(s) care of Timothy Whelan, Chief Executive Officer, Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey 07054; or Fax: (973) 386-9191. Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee. All other communications should be sent to the attention of the Chairman of the Nominating and Corporate Governance Committee. Mr. Whelan will maintain a log of such communications and will transmit as soon as practicable such communications to either the Chairman of the Audit Committee or the Chairman of the Nominating and Corporate Governance Committee, as applicable, or to the identified individual director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by Mr. Whelan.

Director Attendance at Annual Meetings

The Company will make every effort to schedule its annual meeting of shareholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. All of our directors attended the Company’s 2019 annual meeting of shareholders. All directors are expected to attend the Meeting.

Vote Required and Recommendation of the Company’s Board of Directors

If a quorum is present at the Meeting, the seven nominees for director receiving the highest number of votes cast “FOR” will be elected as directors of the Company, each to serve a one-year term and until their respective successors are elected and qualified.

The Company’s board of directors unanimously recommends that you vote “FOR” the election of each of the nominees named above to the Company’s board of directors. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” EACH NOMINEE UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

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AUDIT COMMITTEE REPORT

The Audit Committee is composed of independent directors, as defined in the listing standards of the NYSE American and the rules of the SEC, and operates under a written charter adopted by the board of directors. The current members of the Company’s Audit Committee are Joseph Garrity, Alan L. Bazaar and Allan D.L. Weinstein.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2019. The information contained in this report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019:

1.	The Audit Committee reviewed and discussed the audited financial statements with management;

2.	The Audit Committee discussed with PKF O’Connor Davies, LLP (“PKF”), the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

3.	The Audit Committee received and reviewed the written disclosures and the letter from PKF required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the auditors their independence and satisfied itself as to the auditor’s independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Company’s board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

AUDIT COMMITTEE

Joseph Garrity
Alan L. Bazaar
Allan D.L. Weinstein

Dated: April 17, 2020

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EXECUTIVE COMPENSATION

Overview

The goal of our executive compensation program is the same as our goal for operating the Company: to create long-term value for our shareholders. Toward this goal, we have designed and implemented our compensation programs for our named executive officers to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of our shareholders and to encourage them to remain with the Company for long and productive careers. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives. These elements consist of salary and bonuses, equity incentive compensation, retirement and other benefits. In deciding on the type and amount of compensation for each executive, we focus on both current pay and the opportunity for future compensation. We combine the compensation elements for each executive in a manner we believe optimizes the executive’s contribution to the Company.

Compensation Objectives

Performance. Key elements of compensation that depend on the named executive officer’s performance include:

●	a discretionary cash bonus that is based on an assessment of his performance against pre-determined quantitative and qualitative measures within the context of the Company’s overall performance; and

●	equity incentive compensation in the form of stock options and restricted stock, which may be subject to performance objectives and continued service by the executive with the Company.

Base salary and bonus are designed to reward annual achievements and be commensurate with the executive’s scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness. Our equity incentive compensation is focused on motivating and challenging each named executive officer to achieve superior, longer-term, sustained results.

Alignment. We seek to align the interests of the named executive officers with those of our investors by evaluating executive performance on the basis of key financial measurements which we believe closely correlate to long-term shareholder value. These may include revenue, operating profit, earnings per share, operating margins, return on total equity or total capital, cash flow from operating activities, total shareholder return and adjusted earnings before interest, taxes, depreciation expense, amortization expense and other non-recurring expenses (“Adjusted EBITDA”). We believe that our equity incentive compensation awards align the interests of the named executive officers with the interests of our shareholders because we have structured the vesting of the awards to vest over time and the total value of the awards corresponds to stock price appreciation.

Retention. We attempt to retain our executives by using continued service as part of the vesting terms of our equity compensation awards.

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Implementing Our Objectives

Determining Compensation. Our Compensation Committee relies upon its judgment in making compensation decisions, after reviewing the performance of the Company and carefully evaluating an executive’s performance during the year against predetermined established goals, relating to leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance shareholder value. Specific factors affecting compensation decisions for the named executive officers include:

●	key financial measurements such as revenue, operating profit, earnings per share, operating margins, return on total equity or total capital, cash flow from operating activities, total shareholder return and Adjusted EBITDA;

●	strategic objectives such as acquisitions, dispositions or joint ventures, technological innovation and globalization;

●	promoting commercial excellence by launching new or continuously improving products or services, being a leading market player and attracting and retaining customers;

●	achieving specific operational goals for the Company, including improved productivity, simplification and risk management;

●	achieving excellence in their organizational structure and among their employees; and

●	supporting our values by promoting a culture of unyielding integrity through compliance with law and our ethics policies, as well as commitment to community leadership and diversity.

We generally do not adhere to rigid formulas or react to short-term changes in business performance in determining the amount and mix of compensation elements. We consider competitive market compensation paid by other companies, but we do not attempt to maintain a certain target percentile within a peer group or otherwise rely on those data to determine executive compensation.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Any apportionment goal is not applied rigidly and does not control our compensation decisions; we use it as another tool to assess an executive’s total pay opportunities and whether we have provided the appropriate incentives to accomplish our compensation objectives. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards. We also seek to balance compensation elements that are based on financial, operational and strategic metrics, including elements intended to reflect the performance of our shares. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our named executive officers to deliver superior performance and retain them to continue their careers with us on a cost-effective basis.

Role of Compensation Committee and CEO. The Compensation Committee of our board has primary responsibility for overseeing the design, development and implementation of the compensation program for the CEO and the other named executive officers. The Compensation Committee evaluates the performance of the CEO and recommends to all independent directors the CEO compensation in light of the goals and objectives of the compensation program. The CEO and the Compensation Committee together assess the performance of the other named executive officers and the Compensation Committee determines their compensation, based on initial recommendations from the CEO. The other named executive officers do not play a role in their own compensation determination, other than discussing individual performance objectives with the CEO.

Role of Compensation Consultants. We did not use the services of any compensation consultant in matters affecting senior executive or director compensation in 2019 or 2018. However, we have engaged with compensation consultants in the past and either the Company or the Compensation Committee may engage or seek the advice of compensation consultants in the future.

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Equity Grant Practices. The exercise price of each stock option awarded to our named executive officers under our current long-term equity incentive plan is the closing price of our stock on the date of grant. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company. We prohibit the re-pricing of stock options. Restricted stock awards for our named executive officers and our stock option awards typically provide for vesting over a requisite service period or when performance targets, pre-determined by our board are achieved. The vesting structure of our equity grants is intended to further our goal of executive retention by providing an incentive to our senior executives to remain in our employ during the vesting period.

Potential Impact on Compensation from Executive Misconduct. If the board determines that an executive officer has engaged in fraudulent or intentional misconduct, the board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoers as it deems appropriate and permissible in accordance with applicable law. Discipline would vary depending on the facts and circumstances, and may include, without limitation, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of the Company’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Measures Used to Achieve Compensation Objectives

Annual Cash Compensation

Base salary. Base salaries for our named executive officers depend on the scope of their responsibilities, their performance, and the period over which they have performed those responsibilities. Decisions regarding salary increases take into account the executive’s current salary and the amounts paid to the executive’s peers within and outside the Company. Base salaries are reviewed approximately every 12 months, but are not automatically increased if the Compensation Committee believes that other elements of compensation are more appropriate in light of the Company’s stated objectives. This strategy is consistent with the Company’s primary intent of offering compensation that, in significant part, is contingent on the achievement of performance objectives.

Bonus. In April 2015, the Compensation Committee adopted an Officer Incentive Compensation Plan, or the Bonus Plan. The Bonus Plan is an incentive program designed to (i) attract, retain and motivate the executives required to manage the Company, (ii) promote the achievement of rigorous but realistic annual financial goals and (iii) encourage intensive fact-based business planning. The Compensation Committee is authorized to interpret the Bonus Plan, establish, amend or rescind any rules and regulations relating to the Bonus Plan and to make any other determinations that it deems necessary or desirable for the administration of the Plan.

Pursuant to the terms of the Bonus Plan, the Compensation Committee has the authority to select the Company’s employees that are eligible to participate in the Bonus Plan, who are referred to as participants. Each participant will be assigned a target award that is expressed (i) as a specified maximum bonus amount of cash, (ii) as a percentage of base salary as in effect on the first day of the applicable fiscal year or (iii) in such other manner as determined by the Compensation Committee. The Bonus Plan affords the Compensation Committee the full power and authority to establish the terms and conditions of any award and to waive any such terms or conditions at any time.

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The payment of a target award is conditioned on the achievement of certain performance goals established by the Compensation Committee with respect to a participant. Bonuses paid under the Bonus Plan, if any, are based upon an annual performance period, corresponding to each fiscal year. For each performance period, participants are eligible to receive a potential bonus payment based on the participant’s and the Company’s achievement, respectively, of individual management objectives and corporate financial performance elements. Under certain circumstances, the Compensation Committee is authorized to adjust or modify the calculation of any performance goal set for a participant. Furthermore, the Compensation Committee determines the amount of the award for the applicable performance period for each participant. Under the terms of the Bonus Plan, the Compensation Committee also retains the right to reduce the amount of or totally eliminate an award to a participant if it determines that such a reduction or elimination is appropriate.

Awards under the Bonus Plan, if any, will be distributed in lump sum cash payments following the Compensation Committee’s determination of such award. All payments under the Bonus Plan are contingent on satisfactory service through the last date of any applicable performance period, except as described in the Bonus Plan in the event of termination due to death, disability or retirement.

The base salaries paid, and the annual bonuses awarded, to the named executive officers in 2019 and 2018 are shown in the Summary Compensation Table below and are discussed in the footnotes. See also the discussion below concerning the terms of the employment agreement with our CEO, Timothy Whelan.

Equity Awards

The Company’s equity incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the executive with our shareholders’ and retain the executives through the term of the awards. We consider the grant size and the appropriate combination of stock options or restricted stock when making award decisions. Equity-based awards are made pursuant to the Company’s equity incentive plan. Our current equity-based employee compensation plan, the 2012 Incentive Compensation Plan, which we refer to as the 2012 Plan, was initially approved by our shareholders in June 2012, and subsequently amended by the Company and ratified and approved by our shareholders in 2014 to provide for additional shares of Common Stock for future grants under the plan. We regard the 2012 Plan as a key retention tool. Retention serves as a very important factor in our determination of the type of award to grant and the number of underlying shares that are granted in connection with an award.

The Compensation Committee considers cost to the Company in determining the form of award and, as a result, typically grants stock options and restricted shares. In determining the size of an option or restricted stock grant to a named executive officer, both upon initial hire and on an ongoing basis, our Compensation Committee considers competitive market factors, the size of the equity incentive plan pool, cost to the Company, the level of equity held by other officers and individual contribution to corporate performance. Although there is no set target ownership level for options or stock, the Compensation Committee recognizes that the equity based component ensures additional focus by the named executive officers on stock price performance and enhances executive retention. The exercise price of stock options is typically tied to the fair market value of our Common Stock on the date of grant, but could be set at a higher price if deemed appropriate, and such options typically vest either when performance targets, pre-determined by our board, are achieved, or over a requisite service period.

There is no set formula for the granting of awards to individual executives or employees. The number of options and shares of restricted stock awarded may vary up or down from year-to-year.

Equity incentive compensation is based upon the strategic, operational and financial performance of the Company overall and reflects the executives’ expected contributions to the Company’s future success. Existing ownership levels are not a factor in award determination, as we do not want to discourage executives from holding significant amounts of our stock.

In 2018 two of our named executive officers received equity awards under the 2012 Plan. On December 20, 2018 Michael Kandell and Daniel Monopoli were each granted 50,000 shares of restricted stock. These awards vest in equal annual installments over four years or on the date on which a “Change in Control” (as defined in the 2012 Plan) of the Company is consummated. We believe that the vesting schedules of the equity awards granted in 2018 aid the Company in motivating and retaining our named executive officers, and provides shareholder value.

There were no equity grants to any of our named executive officers in 2019.

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Employment Agreement with CEO

In connection with our retention of Timothy Whelan as Chief Executive Officer on June 30, 2016, the Company entered into an Employment Agreement with Mr. Whelan. The Employment Agreement has a term of one year with automatic renewals for successive one-year periods, unless either the Company or Mr. Whelan gives notice that such party is electing to not extend the term. Under the Employment Agreement, Mr. Whelan was originally entitled to an initial base salary of $275,000 per annum for his services as Chief Executive Officer, which is to be reviewed annually and may be adjusted by the Compensation Committee or the Board in their sole discretion. On June 5, 2017, the Compensation Committee recommended, and the Board approved an extension of the Mr. Whelan’s Employment Agreement for an additional four year term at a base annual salary of $325,000 and the issuance of an option to purchase 200,000 shares which will vest in sixteen equal quarterly installments over four years. Additionally, Mr. Whelan will be eligible to receive an annual cash incentive award as determined by the Compensation Committee.

Under the Employment Agreement, Mr. Whelan is entitled to at least four weeks of paid vacation per annum and general expense reimbursement for business and travel related expenses incurred in the performance of his duties. The Agreement provides that Mr. Whelan also is entitled to participate in such health, group insurance, welfare, pension, and other employee benefit plans, programs and arrangements as are made generally available from time to time to senior executives of the Company.

If Mr. Whelan’s employment is terminated by the Company without cause, upon a change of control or by Mr. Whelan for good reason (as such terms are defined in the Employment Agreement), in each case, subject to Mr. Whelan’s compliance with certain conditions, the Employment Agreement provides that Mr. Whelan is entitled to: (i) severance in an amount equal to the sum of one year of his salary as in effect immediately prior to the date of termination, which is payable in equal installments over a period of one-year, (ii) the cash amount Mr. Whelan has earned as of the date of termination as determined by the Compensation Committee in good faith, taking into account Mr. Whelan’s annual cash incentive award opportunity for the applicable year (the “Cash Bonus”), (iii) extension of the post-termination exercise period for all outstanding stock options of the Company’s common stock held by Mr. Whelan as of the date of his termination to the earlier of (a) the first anniversary of the date of termination, and (b) the date of expiration of the respective option, during which post-termination period such options shall continue to vest in accordance with their respective terms (to the extent not already fully vested) (the “Option Termination Benefits”), and (iv) his accrued salary and benefits as of the date of termination.

In the event that Mr. Whelan’s employment terminates due to his death or disability, he and he and/or his estate or beneficiaries (as the case may be) shall be entitled to (a) a single sum cash amount, payable on the 60th day following the date of termination, in an amount equal to the Cash Bonus, (b) the Option Termination Benefits and (c) his accrued salary and benefits as of the date of termination.

If Mr. Whelan’s employment is terminated by the Company for cause, by Mr. Whelan without good reason or upon expiration of the term of the Employment Agreement, he is entitled only to his accrued salary and benefits as of the date of termination.

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Summary Compensation Table for 2019 and 2018

The following summary compensation table sets forth the total compensation paid or accrued for the fiscal years ended December 31, 2019 and 2018 to our “named executive officers,” as that term is defined in Item 402(m) of Regulation S-K.

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)	All Other Compensation ($)(2)	Total ($)
Timothy Whelan	2019	325,000	—		—		—	28,145	353,145
Chief Executive Officer	2018	325,000	188,060	(1)	—		—	26,946	540,006

Michael Kandell	2019	237,211	—		—		—	27,758	264,969
Chief Financial Officer and Secretary	2018	229,711	95,180	(3)	76,000	(4)	—	27,260	428,151

Daniel Monopoli	2019	229,807	—		—		—	32,945	262,752
Chief Technology Officer	2018	225,000	68,573	(5)	76,000	(6)	—	33,380	402,953

(1)	In 2018 Mr. Whelan earned $188,060 under the Company’s Bonus Plan. This amount was accrued in 2018 and approved by the Compensation Committee and paid in March 2019.

(2)	The amounts shown in this column include for each named executive officer the total estimated value of the premium paid on group term life insurance and accidental death and dismemberment insurance, the employer portion of medical, dental and vision benefits and the Company’s matching contribution under the Wireless Telecom Group, Inc. 401(k) Profit Sharing Plan.

(3)	In 2018 Mr. Kandell earned $95,180 under the Company’s Bonus Plan. This amount was accrued in 2018 and approved by the Compensation Committee and paid in March 2019.

(4)	In 2018 Mr. Kandell was awarded 50,000 shares of restricted stock which vest in equal annual installments over four years. The grant date fair value of the grant is $76,000, based on the market price of the stock as of the date of grant.

(5)	In 2018, Mr. Monopoli earned $68,573 under the Company’s 2018 Bonus Plan. This amount was accrued in 2018 and approved by the Compensation Committee and paid in March 2019.

(6)	In 2018, Mr. Monopoli was awarded 50,000 shares of restricted stock which vest in equal annual installments over four years. The grant date fair value of the grant is $76,000, based on the market price of the stock as of the date of grant.

Description of Bonus Awards for 2019 and 2018

The Compensation Committee determines management objectives, or MBOs, for each of Messrs. Whelan, Kandell and Monopoli and year-end financial performance targets for the Company in accordance with the Bonus Plan. Following the completion of the fiscal year ended December 31, 2019 and 2018, the Compensation Committee reviewed the performance of each of those named executive officers and the Company, in relation to the various MBOs and financial performance targets for each fiscal year. A component of each named executive’s bonus performance target reflected achievement of the individual MBOs, generally subject to achievement of minimum financial performance targets, and a portion was tied to the Company’s achievement of the financial performance targets.

The MBO bonus component, which represented 30% of each named executive officer’s target bonus amount, was based on the Compensation Committee’s quantitative assessment of the named executive officer’s achievement of specific, agreed to, MBO elements as established pursuant to the Bonus Plan. The financial performance bonus component of the bonus targets, which represented 70% of each named executive officer’s target bonus amount, was based on the Company’s achievement of an Adjusted EBITDA target established by the Compensation Committee with input from management.

Upon review following the fiscal year ended December 31, 2019, the Compensation Committee determined that no bonuses would be awarded to the named executive officers based on the Company’s financial performance in the fiscal year.

Upon review following the fiscal year ended December 31, 2018, the Compensation Committee determined that the named executive officers would be awarded for partial achievement of the MBO and financial performance components of the target 2018 bonus in the following amounts: Mr. Whelan: $188,060 which represents approximately 94% of his 2018 bonus target; Mr. Kandell: $95,180 which represents approximately 95% of his 2018 bonus target; and Mr. Monopoli: $68,573 which represents approximately 91% of his 2018 bonus target. Final approval of the 2018 bonus amounts were contingent on final Compensation Committee action, which was taken on March 6, 2019.

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Outstanding Equity Awards at Fiscal Year-End 2019

	Option Awards								Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Number of securities underlying unexercised unearned options (#)		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Timothy Whelan	130,000	(1)	—				$1.30	11/19/2025	1,042	(3)	$1,490	—	—
	350,000	(1)	50,000	(2)			$1.34	6/30/2026	—		—	—	—
	125,000	(1)	75,000	(2)			$1.65	6/5/2027	—		—	—	—
Michael Kandell	50,000	(4)	50,000	(5)			$1.91	1/2/2027	37,500	(7)	$53,625	—	—

Daniel Monopoli	—		—		50,000	(6)	$1.83	9/8/2025	37,500	(8)	$53,625	—	—
	5,000		5,000	(6)			$1.92	1/12/2027	—		—	—	—
	20,000		20,000	(6)			$1.60	6/15/2027	—		—	—	—

(1)	130,000 options granted on November 19, 2015 during time as non-employee director which vest 1/12th each quarter thru November 19, 2018 (130,000 shares exercisable as of December 31, 2019), 400,000 options granted on June 30, 2016 upon appointment as CEO which vest 1/16th each quarter thru June 30, 2020 (350,000 shares exercisable as of December 31, 2019) and 200,000 options granted on June 5, 2017 which vest 1/16th each quarter thru June 30, 2021 (125,000 shares exercisable as of December 31, 2019).

(2)	50,000 and 75,000 options unexercisable as of December 31, 2019 related to the June 30, 2016 and June 5, 2017 grants described above in Note 1, respectively.

(3)	8,333 restricted shares granted on June 30, 2016 which vest 1/16th each quarter thru June 30, 2020 (1,042 unvested as of December 31, 2019).

(4)	100,000 options granted on January 2, 2017, which vest in equal annual installments over a four year period (50,000 shares exercisable as of December 31, 2019).

(5)	50,000 options unexercisable as of December 31, 2019 related to the January 2, 2017 grant described in Note 4.

(6)	50,000 options granted on September 8, 2015 which vest upon achievement of certain performance milestones, 10,000 and 40,000 options granted on January 12, 2017 and June 15, 2017, respectively, which vest in equal annual installments over a four year period (5,000 and 20,000 options exercisable as of December 31, 2019, respectively).

(7)	50,000 restricted shares granted on December 20, 2018 which vest in equal annual installments over 4 years thru December 20, 2022 (37,500 unvested as of December 31, 2019).

(8)	50,000 restricted shares granted on December 20, 2018 which vest in equal annual installments over 4 years thru December 20, 2022 (37,500 unvested as of December 31, 2019).

Option Exercises for 2019

None of the named executive officers exercised stock options during 2019.

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Potential Payments upon Termination

Set forth below is a description of the employment and other similar agreements and arrangements which provide for payment upon termination with the Company’s named executive officers.

Whelan Employment Agreement. As described above (“Employment Agreement with CEO”), the Company has an employment agreement with Timothy Whelan, the Company’s CEO. That Employment Agreement provides for certain payments in the event of Mr. Whelan’s termination by the Company without cause or by Mr. Whelan for “good reason”. Specifically, if Mr. Whelan’s employment is terminated by the Company without cause, upon a change of control or by Mr. Whelan for good reason (as such terms are defined in the Employment Agreement), in each case, subject to Mr. Whelan’s compliance with certain conditions, the Employment Agreement provides that Mr. Whelan is entitled to: (i) severance in an amount equal to the sum of one year of his salary as in effect immediately prior to the date of termination, which is payable in equal installments over a period of one-year, (ii) the cash amount Mr. Whelan has earned as of the date of termination as determined by the Compensation Committee in good faith, taking into account Mr. Whelan’s annual cash incentive award opportunity for the applicable year, (iii) extension of the post-termination exercise period for all outstanding stock options of the Company’s common stock held by Mr. Whelan as of the date of his termination to the earlier of (a) the first anniversary of the date of termination, and (b) the date of expiration of the respective option, during which post-termination period such options shall continue to vest in accordance with their respective terms (to the extent not already fully vested), and (iv) his accrued salary and benefits as of the date of termination.

Kandell Termination Agreement. Under the terms of Mr. Kandell’s offer of employment, should Mr. Kandell’s employment be terminated by the Company for a reason other than death, Disability or Cause, or should Mr. Kandell resign for Good Reason (as defined in the Company’s 2012 Incentive Plan), then, subject to signing and not revoking a general release in a form acceptable to the Company, Mr. Kandell will be paid: (i) payment equal to 75% of his salary in effect at the time of termination payable in 9 semi-monthly installments; (ii) the amount, in the good faith determination of the Board, earned as of his termination date, under the bonus component of the then applicable bonus plan; and (iii) at the Company’s election either continuation of benefits, the extent permissible under the applicable employee benefit plans in which he is a participant, for the 9 months after the termination date, or a lump sum payment, in lieu of the continuation of some or all benefits, in an amount determined by the Board in its discretion.

Monopoli Termination Agreement. Under the terms of Mr. Monopoli’s offer of employment, should Mr. Monopoli’s employment be terminated by the Company for a reason other than death, Disability or Cause, or should Mr. Monopoli resign for Good Reason (as defined in the Company’s 2012 Incentive Plan), then, subject to signing and not revoking a general release in a form acceptable to the Company, Mr. Monopoli will be paid: (i) payment equal to 50% of his salary in effect at the time of termination payable in 6 semi-monthly installments; (ii) the amount, in the good faith determination of the Board, earned as of his termination date, under the bonus component of the then applicable bonus plan; and (iii) at the Company’s election either continuation of benefits, the extent permissible under the applicable employee benefit plans in which he is a participant, for the 6 months after the termination date, or a lump sum payment, in lieu of the continuation of some or all benefits, in an amount determined by the Board in its discretion.

Change of Control. As discussed above under “Equity Awards” each of our named executive officers has been awarded stock option grants and restricted stock awards that have vested or that will vest and will become immediately exercisable upon the date on which a change of control of the Company occurs.

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Director Compensation for 2019

Non-employee directors of the Company receive cash and equity compensation. For 2019 and 2018, each non-employee director, with the exception of Mr. Manko, received 25,000 restricted stock units. Mr. Manko, upon being appointed to the board, was awarded 22,917 restricted stock units which represents a pro-rata amount of units corresponding to his term on the board for fiscal 2019. Each restricted stock unit represents the Company’s obligation to issue one share of the Company’s common stock and vests on the day before the first anniversary of the grant date or, if earlier, the effective date of a separation of service due to death or disability. Once vested, each restricted stock unit will be settled by delivery of shares to the board member no later than 30 days following: 1) the third anniversary of the grant date, 2) separation from service following, or coincident with, a vesting date, or 3) a change in control.

In addition to the equity compensation set forth above, the board received cash compensation. Specifically, effective June 1, 2018, each non-employee director received an annual cash retainer of $32,000. (This amount was pro-rated for fiscal 2018.) Additionally, a non-employee director serving as a member of a committee received an annual retainer as follows: Audit Committee - $4,000; Compensation Committee - $4,000; and Nominating and Corporate Governance Committee - $2,500. Committee chairs received cash compensation as follows: Audit Committee - $7,500; Compensation Committee - $7,500; and Nominating and Corporate Governance Committee - $5,000. The Chairman of the Board received $10,000 annual cash compensation for his service as Chairman.

The following summary compensation table sets forth the total compensation paid or accrued for the fiscal year ended December 31, 2019 to our non-employee directors.

	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a)	Option ($) Awards (b)	Total ($)
Alan L. Bazaar	$51,000	$38,750	$—	$89,750
Joseph Garrity	$42,000	$38,750	$—	$80,750
Mitchell Herbets	$36,000	$38,750	$—	$74,750
Joseph M. Manko Jr.	$16,667	$36,209	$—	$52,876
Michael Millegan	$42,000	$38,750	$—	$80,750
Allan D.L. Weinstein	$40,000	$38,750	$—	$78,750

(a)	Represents the grant date fair value determined in accordance with ASC Topic 718 for the grants of Restricted Stock Units (“RSU”). In May 2019, the Company granted 25,000 RSUs under the 2012 Plan to each of our directors with the exception of Mr. Manko. Mr. Manko was granted 22,917 RSUs upon appointment to the board. The RSUs will vest on the day before the first anniversary of the grant date for all directors except Mr. Manko; Mr. Manko’s pro-rata grant will vest on May 29, 2020. Once vested, these RSU will be settled by delivery of shares to the board member no later than 30 days following: 1) the third anniversary of the grant date, 2) separation from service following, or coincident with, a vesting date, or 3) a change in control. The aggregate number of RSUs as of December 31, 2019 held by each of Mr. Bazaar, Mr. Garrity, Mr. Herbets, Mr. Millegan and Mr. Weinstein was 50,000. The number of RSUs held by Mr. Manko as of December 31, 2019 was 22,917. The aggregate number of restricted shares held by Mr. Bazaar was 120,000, Mr. Garrity was 160,000, Mr. Herbets was 80,000, Mr. Millegan was 45,000 and Mr. Weinstein was 45,000

(b)	The aggregate number of options as of December 31, 2019 held by each of Messrs. Bazaar and Garrity was 140,000, the aggregate number of options held by each of Messrs. Weinstein and Millegan was 105,000, and the aggregate number of options held by Mr. Herbets was 155,000.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the Company’s Common Stock owned as of April 1, 2020 by (i) each person who is known by the Company to beneficially own more than 5% of its outstanding Common Stock, (ii) each director and each of the Company’s current named executive officers, and (iii) all executive officers and directors as a group without naming them. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, restricted stock awards or restricted stock units held by that person that are currently exercisable or vested or will become exercisable or otherwise vest within 60 days after April 1, 2020, are deemed outstanding and included in both the numerator and the denominator of the calculation of percentage ownership; however, such shares are not deemed outstanding for purposes of computing the ownership percentage of any other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Joseph M. Manko Jr. (3)	2,228,917	10.3%
Alan L. Bazaar (4)	2,204,942	10.1%
Joseph Garrity (5)	350,000	1.6%
Mitchell Herbets (5)	287,000	1.3%
Michael Millegan (5)	200,000	*
Allan D.L. Weinstein (5)	200,000	*
Timothy Whelan (6)	854,873	3.8%
Michael Kandell	112,500	*
Daniel Monopoli	50,000	*
All executive officers and directors as a group (9 persons) (7)	6,488,036	27.8%
Hollow Brook Wealth Management, LLC (8) E. Wayne Nordberg Philip E. Richter 420 Lexington Avenue, Suite 2840 New York, NY 10170	1,859,597	8.7%
Horton Capital Partners Fund, LP (9) Horton Capital Partners, LLC Horton Capital Management, LLC Joseph M. Manko, Jr. 1717 Arch Street, Suite 3920 Philadelphia, PA 19103	2,205,804	10.2%

*	Less than one percent.

(1)	Except as otherwise set forth in the footnotes below, all shares are directly beneficially owned, and the sole voting and investment power is held by the persons named.

(2)	Based upon 21,647,571 shares of Common Stock outstanding as of April 1, 2020.

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(3)	Beneficial ownership includes 2,205,804 shares held by Horton Capital Partners Fund, LP, Horton Capital Partners LLC and Horton Capital Management, LLC based on information set for in a Schedule 13D filed with the SEC on February 14, 2020. Mr. Manko shares voting and dispositive power of these shares as he is the Managing Member and Senior Principal of Horton Capital Management, LLC. Beneficial ownership reflected in the table includes 22,917 restricted stock units that vest on May 29, 2020, but will not be distributed until the earlier of three years from the date of grant, a change in control, or a separation from service on the board for any reason.

(4)	Mr. Bazaar has sole voting and dispositive power with respect to 295,345 shares. Beneficial ownership also includes 1,859,597 shares of common stock beneficially owned by Hollow Brook Wealth Management, LLC that are owned by its investment advisory clients, with respect to which Mr. Bazaar shares voting and dispositive power. Mr. Bazaar serves as Chief Executive Officer of Hollow Brook Wealth Management, LLC. Based on information set forth in a Schedule 13D/A filed with the SEC on May 3, 2016. See footnote 8 below. Beneficial ownership reflected in the table includes 50,000 restricted stock units, 25,000 of which are fully vested and 25,000 of which vest on May 29, 2020, but none of which will be distributed until the earlier of three years from the date of grant, a change in control, or a separation from service on the board for any reason.

(5)	Beneficial ownership includes 50,000 restricted stock units, 25,000 of which are fully vested and 25,000 of which vest on May 29, 2020, but none of which will be distributed until the earlier of three years from the date of grant, a change in control, or a separation from service on the board for any reason.

(6)	Beneficial ownership includes 642,500 shares of Common Stock subject to options which are currently exercisable, 37,500 shares subject to options that will vest within 60 days and 174,352 shares of common stock.

(7)	Includes 1,859,597 shares reportedly owned by Hollow Brook Wealth Management, LLC, a company for whom Mr. Bazaar serves as CEO and 2,205,804 shares held by Horton Capital Management, LLC, a company for whom Mr. Manko serves as Managing Member and Senior Principal. See note 3 and note 4. See also note 5.

(8)	Hollow Brook Wealth Management, LLC, Mr. Bazaar, Mr. Norberg and Mr. Richter share voting and dispositive power with respect to such 1,859,597 shares (which are owned by investment advisory clients of Hollow Brook Wealth Management, LLC). Based on information set forth in a Schedule 13D/A filed with the SEC on May 3, 2016.

(9)	Horton Capital Partners, LLC, Horton Capital Management, LLC and Joseph M. Manko, Jr. share voting and dispositive power with respect to such shares. Based on information set forth in a Schedule 13D, dated June 27, 2019 and filed with the SEC on February 14, 2020. Does not include 22,917 restricted stock units granted to Mr. Manko for his service on the board of directors. See note 3.

Certain Relationships and Related Transactions

In accordance with the terms of the charter of our Audit Committee, the Audit Committee must review and approve the terms and conditions of all related party transactions as specified in Item 404 of Regulation S-K promulgated by the SEC.

We have not entered into any transactions with any related parties over the last two fiscal years that require disclosure under Item 404(d) of Regulation S-K. If we were to do so in the future, any such transaction would need to be approved by the Audit Committee.

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PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The securities law and related SEC regulation require that we provide shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, no less frequently than every three years, the compensation of our named executive officers as disclosed herein. At the Company’s 2019 annual meeting of shareholders, the Company sought the shareholders’ vote on how frequently we should seek shareholder approval of the compensation of our named executive officers. As recommended by the board of directors, the shareholders approved an annual advisory vote on executive compensation. Accordingly, we are requesting your advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the compensation tables and related narrative disclosures in this proxy statement. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote.

Our Compensation Committee and our board of directors believe that the executive compensation policies and procedures described in detail in “Executive Compensation,” above, are effective in implementing our compensation philosophy and in achieving our goals.

We are asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, our general compensation policies, the compensation of our board, or our compensation policies as they relate to risk management. Rather, this vote relates to the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement related to our named executive officers. Accordingly, we are asking you to vote, on an advisory basis, on the following resolution at the Meeting:

“RESOLVED, that the shareholders of the Company hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative disclosures, in the proxy statement for the 2020 annual meeting of shareholders.”

As an advisory vote, this proposal is not binding on the Company, and will not require us to take any action or overrule any decisions we have made. Furthermore, because this advisory vote primarily relates to compensation that has already been paid or contractually committed to our named executive officers, there is generally no opportunity for us to revisit these decisions. However, our board, including our Compensation Committee, values the opinions of our shareholders and, to the extent there is any significant vote against the compensation of named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Vote Required and Recommendation of the Company’s Board of Directors

The affirmative vote of a majority of the votes cast by holders of shares entitled to vote thereon at the Meeting (virtually or by proxy) is required for approval of the resolution with respect to the compensation of the Company’s named executive officers.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE FOREGOING RESOLUTION. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

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PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Relationship with Independent Public Accountants

PKF O’Connor Davies, LLP (“PKF”) has been the Company’s independent registered public accounting firm since October 19, 2006. The board of directors, upon the recommendation of the Audit Committee, has reappointed PKF as the Company’s independent registered public accounting firm for the 2020 fiscal year. Although the selection and appointment of independent auditors is not required to be submitted to a vote of shareholders, the board of directors deems it desirable to obtain the shareholders’ ratification of this appointment as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PKF. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Representatives of PKF are expected to be present at the Meeting and will have the opportunity to make a statement and to respond to appropriate questions from the Company’s shareholders.

Fees Paid to Principal Accountants

Audit Fees

The aggregate fees billed by PKF (including PKF Cooper Parry Group Limited in the UK) for professional services and paid for the annual audit and for the review of the Company’s financial statements included in the Company’s Annual Report on Form 10-K for each of the fiscal years ended December 31, 2019 and 2018, and the Company’s Quarterly Reports on Form 10-Q for each of the quarters for each of the fiscal years ended December 31, 2019 and 2018, was $195,885 and $200,402, respectively.

Audit-Related Fees

The aggregate audit-related fees billed by PKF (including PKF Cooper Parry Group Limited in the UK) during the fiscal years ended December 31, 2019 and 2018 for professional services rendered for the audit of the Company’s 401(k) Plan and consultation in connection with accounting related matters were approximately $14,300 and $15,510, respectively.

Tax Fees

The aggregate fees billed by PKF (including PKF Cooper Parry Group Limited in the UK) for all tax services, including consultation in connection with tax compliance related matters, for the fiscal years ended December 31, 2019 and 2018, were approximately $57,532 and $59,898, respectively.

All Other Fees

There were no fees billed by PKF for any other non-audit services for the fiscal years ended December 31, 2019 and 2018.

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Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee will pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwriting) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. The Audit Committee may review and approve the scope and staffing of the independent auditors’ annual audit plan.

The Audit Committee approved all of the non-audit services described above. Additionally, the Audit Committee has reviewed the non-audit services provided by the principal accountants and determined that the provision of these services during fiscal years 2019 and 2018 are compatible with maintaining the principal accountants’ independence.

Vote Required and Recommendation of the Company’s Board of Directors

The affirmative vote of a majority of the votes cast by holders of shares entitled to vote thereon at the Meeting (virtually or by proxy) is required for ratification of the appointment of PKF as the Company’s independent registered public accounting firm for the 2020 calendar year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PKF O’ConnOr Davies, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2020. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” RATIFICATION OF PKF O’ConnOr Davies, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

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OTHER MATTERS

The board of directors knows of no business that will be presented for consideration at the Meeting other than those items stated above. If any other matters should properly come before the Meeting, it is intended that proxies named in the accompanying proxy form will vote on any such matters in accordance with their judgment.

The Company will pay the cost of soliciting proxies. In addition to solicitation by use of the mails, proxies may be solicited from the Company’s shareholders by the Company’s directors, officers and employees in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith.

The Company will only send one set of proxy materials to two or more shareholders who share one address, unless we have received contrary instructions from one or more of the shareholders at that address. This procedure is referred to as “householding.” Each shareholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual proxy materials to a shareholder at a shared address to which a single copy was previously delivered. If you received a single set of proxy materials for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Michael Kandell, Secretary, Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey 07054 or call us at (973) 386-9696. Likewise, if your household currently receives multiple copies of proxy materials and you would like to receive one set, please contact us at the address and telephone number provided.

The Company will provide without charge to each person being solicited by this proxy statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2019 as filed with the SEC, including the financial statements, notes, exhibits and schedules thereto. All such requests should be directed to: Michael Kandell, Secretary, Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey 07054.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
TO BE PRESENTED AT THE NEXT ANNUAL MEETING

Under our By-laws, no business, including nomination of a person for election as a director, may be brought before an annual meeting unless it is specified in the notice of the annual meeting or is otherwise brought before the annual meeting by or at the direction of the board of directors or by a shareholder who meets the requirements specified in our By-laws and has delivered timely notice to us (containing the information specified in the By-laws).

To be timely, a shareholder’s notice for matters to be brought before the Annual Meeting of Shareholders in 2021 must be delivered to and received at our principal executive office specified on page 1 of this proxy statement not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the 2019 Annual Meeting of Shareholders, or no later than March 7, 2021 and no earlier than February 5, 2021. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement.

Shareholders interested in submitting a shareholder proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2021 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by our Secretary at our principal executive office specified on page 1 of this proxy statement, no later than December 23, 2020.

By Order of the Board of Directors,

Michael Kandell
Secretary

Dated: April 17, 2020

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PROXY
WIRELESS TELECOM GROUP, INC.
25 EASTMANS ROAD, PARSIPPANY, NEW JERSEY 07054

This Proxy is Solicited on Behalf of the Board of Directors
of Wireless Telecom Group, Inc.

The undersigned hereby appoints Messrs. Tim Whelan and Michael Kandell, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the Common Stock of Wireless Telecom Group, Inc. held of record by the undersigned on April 17, 2020, at the Annual Meeting of Shareholders to be held on June 4, 2020 or any adjournment thereof. The undersigned hereby revokes any proxy previously given with respect to such shares.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote FOR the nominees for director; FOR the adoption of the advisory resolution approving the compensation of the Company’s named executive officers; and FOR the ratification of the appointment of PKF O’ Connor Davies, LLP as Wireless Telecom Group, Inc.’s independent registered public accountant.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For All	Withhold All	For All Except

		________	________	__________

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number of the nominee(s) on the line below:

Nominees

01	ALAN L. BAZAAR	02	JOSEPH GARRITY

03	MITCHELL HERBETS	04	JOSEPH M. MANKO JR.

05	TIMOTHY WHELAN	06	MICHAEL MILLEGAN

07	ALLAN D.L. WEINSTEIN

The Board of Directors recommends you vote FOR the following proposals:

2.	Advisory resolution approving the compensation of the Company’s named executive officers.

	FOR:	[ ]

	AGAINST:	[ ]

	ABSTAIN:	[ ]

3.	Ratification of PKF O’Connor Davies, LLP as the Company’s independent registered public accountants for the year ending December 31, 2020.

	FOR:	[ ]

	AGAINST:	[ ]

	ABSTAIN:	[ ]

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please indicate if you plan to attend this meeting                                Yes [  ]                            No [  ]

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Date	Signature (Joint Owners)	Date

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